As filed with the Securities and Exchange Commission on December 7, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________

TiVo Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	2160 Gold Street Alviso, California 95002 (408) 519-9100	77-0463167 (I.R.S. Employer Identification No.)
(Address of Principal Executive Offices including Zip Code)

Matthew P. Zinn Senior Vice President, General Counsel, Secretary, and Chief Privacy Officer TiVo Inc. 2160 Gold Street Alviso, California 95002 (408) 519-9100

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
_____________________________________
Copies to:
Keith Benson, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, California 94111
(415) 391-0600
_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
_____________________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “accelerated filer,” “large accelerated filer,” “non-accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Debt Securities (3), Preferred Stock, $0.001 par value(4), Common Stock, $0.001 par value (5), Equity Warrants and Debt Warrants	(6)(7)	(6)(7)	(6)(7)	(8)
Preferred Stock Purchase Rights	(9)	(9)	(9)	(9)

(1)
In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement.

(2)	With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(3)
Debt securities may be issued in primary offerings, upon exercise of warrants registered by this registration statement and/or upon conversion of another series of debt securities registered by this registration statement.

(4)
Shares of preferred stock may be issued in primary offerings, upon conversion of debt securities and/or another series of preferred stock and/or other securities registered by this registration statement, and/or upon exercise of warrants registered by this registration statement.

(5)
Shares of common stock may be issued in primary offerings, upon conversion of debt securities and/or preferred stock registered by this registration statement, and/or upon exercise of warrants registered by this registration statement.

(6)	Omitted pursuant to Form S-3 General Instruction II.E.

(7)
An unspecified number of the securities of each identified class is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), we are deferring payment of all applicable registration fees.

(8)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees, except for

(a) $1,995.50 that has previously been paid by the registrant with respect to unsold securities having an aggregate initial offering price of $65,000,001.50, in connection with the registration of an aggregate initial offering price of $65,000,001.50 of debt securities, preferred stock, common stock, equity warrants and debt warrants pursuant to the Registration Statement on Form S-3 (Registration No. 333-146156), initially filed with the Commission on September 18, 2007, as amended on October 29, 2007; and

(b) $4,434.50 that has previously been paid by the registrant with respect to unsold securities having an aggregate initial offering price of $34,999,998.50, in connection with the registration of an aggregate initial offering price of $34,999,998.50 of debt securities, preferred stock, common stock, equity warrants and debt warrants pursuant to the Registration Statement on Form S-3 (Registration No. 333-113719), initially filed with the Commission on March 18, 2004, and as post-effectively amended on September 18, 2007 and October 29, 2007;

(Registration Statement Nos. 333-146156 and 333-113719 are together referred to as the “Prior Registration Statements”). Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the filing fees associated with the unsold securities subject to the Prior Registration Statements may be applied to the filing fees payable pursuant to this Registration Statement. Based on this offset, the Prior Registration Statements are terminated with respect to the unsold securities thereunder.

(9)
Unless otherwise set forth in an applicable supplement to the prospectus contained in this Registration Statement, each share of common stock includes a right to purchase  1/100th of a share of the registrant's Series B Junior Participating Preferred Stock, par value $0.001 per share. These rights to purchase shares of the registrant's Series B Junior Participating Preferred Stock will be attached to and trade with the shares of the registrant's common stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of the registrant's common stock.

PROSPECTUS

TIVO INC.

Debt Securities
Preferred Stock
Common Stock
Equity Warrants
Debt Warrants

We may, from time to time, offer, issue and sell, together or separately, one or more of the following categories of our securities:

·	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

·	shares of our preferred stock, par value $0.001 per share, in one or more series;

·	shares of our common stock, par value $0.001 per share;

·	warrants to purchase our preferred stock or our common stock;

·	warrants to purchase our debt securities; or

·	any combination of the foregoing.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

See “Risk Factors” beginning on page 3 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “TIVO”. On December 1, 2010, the last reported sale price for our common stock on the Nasdaq Global Select Market was $8.48 per share. Each share of our common stock includes a right to acquire  1/100th of a share of our series B junior participating preferred stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2010.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

 About The Company
We are a leading provider of technology and services for advanced television solutions, including digital video recorders and in the future non-DVR set-top boxes and connected televisions. The TiVo service redefines home entertainment by providing consumers with an easy intuitive way to record, watch, and control television and receive videos, pictures, and movies from cable, broadcast, and broadband sources. We offer features such as Season Pass™ recordings, integrated search (including content from both traditional linear television, VOD, and broadband sources in one user interface), WishList® searches, the ability to transfer content from our DVR to other consumer electronics devices, access to broadband video content (including premium content delivered from Amazon's Video On Demand service, Netflix, and Blockbuster), TiVo KidZone, and TiVo Online/Mobile Scheduling and shortly will offer an iPad application. We distribute the TiVo DVR through consumer electronics retailers and through our on-line store at TiVo.com and, in the future, Cox will market and provide free installation services for TiVo Premiere customers in select regions who also subscribe to Cox's television service. Additionally, we provide the TiVo service through agreements with leading satellite and cable television service providers such as DIRECTV, Comcast, RCN, Cablevision Mexico, and in the future ONO (Spain), Suddenlink (US), Virgin Media (UK), and Canal Digital (Scandinavia), as well as broadcasters such as Seven/Hybrid TV (Australia) and Television New Zealand (TVNZ) (New Zealand). We also provide innovative marketing solutions for the television industry, including a unique platform for advertising and audience research measurement services and are in the process of developing a broadband connected television incorporating the TiVo user interface and non-DVR software with Best Buy's Insignia brand television sets.
We continue to be subject to a number of risks, including delays in product and service developments; competitive service offerings; lack of market acceptance; uncertainty of future profitability; dependence on third parties for manufacturing, marketing, sales support and software development, as well as third-party rollout schedules, software development issues for third-party products which contain our technology and other third party technologies; access to television programming including digital cable signals in connection with CableCARDTM and switched digital technologies; intellectual property claims by and against us; dependence on our relationships with third-party service providers such as Comcast, DIRECTV, and Seven/Hybrid TV (Australia and New Zealand) and others for MSO/Broadcaster subscription growth; and our ability to sustain and grow our TiVo-Owned subscription base. As of October 31, 2010, we had an accumulated deficit of $(744.8) million.
Our executive offices are located at 2160 Gold Street, PO Box 2160, Alviso, CA 95002, and our telephone number is (408) 519-9100. TiVo and the TiVo logo are our registered trademarks. All other brand names or trademarks appearing in this prospectus are the property of their respective holders.

Risk Factors
Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

Disclosure Regarding Forward-Looking Statements
This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future product development or financial performance that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those noted in “Risk Factors” above and in the documents incorporated by reference. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Use Of Proceeds
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include funding research, development, sales and marketing, increasing our working capital, reducing indebtedness, and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

Price Range of Common Stock and Dividend Policy
Our common stock has traded on the Nasdaq Global Select Market under the symbol “TIVO” since September 30, 1999. Prior to that time, there was no public trading market for our common stock. The following table sets forth, for the periods indicated, the high and low sales prices of our common stock as reported by the Nasdaq Global Select Market.

	High	Low
Year Ended January 31, 2009
First Quarter	$9.43	$7.38
Second Quarter	9.00	5.86
Third Quarter	9.07	4.95
Fourth Quarter	7.63	4.00
Year Ended January 31, 2010
First Quarter	$7.85	$6.06
Second Quarter	11.62	6.41
Third Quarter	12.78	9.40
Fourth Quarter	11.30	8.97
Year Ended January 31, 2011
First Quarter	$18.93	$8.56
Second Quarter	18.23	6.92
Third Quarter	11.50	7.80
Fourth Quarter (through December 1, 2010)	11.53	8.16

We have never declared or paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. We currently intend to retain any earnings to finance the expansion and development of our business. Any future determination of the payment of dividends will be made at the discretion of the board of directors based upon various conditions, including our earnings, future prospects, financial condition and capital requirements as well as economic and business conditions and such other factors as the board of directors may deem relevant.

Ratios of Earnings to Fixed Charges
Ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred stock dividends. Earnings consist of income before income taxes, amortization of warrant expense in lieu of financing expenses and preferred dividends. Fixed charges consist of interest on all indebtedness, an estimate of interest as a component of rental expense, amortization of warrant expense in lieu of financing expenses and the preferred dividends. Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.

The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Fiscal Year Ended January 31,					Nine Months Ended October 31, 2010
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	—	—	—	123.5x	—	—
Ratio of earnings to combined fixed charges and dividends on preferred stock to earnings	—	—	—	123.5x	—	—

 For the above periods, earnings were insufficient to cover fixed charges of $37,698,000, $49,058,000, $31,591,000, $23,036,000 and $50,124,000 in fiscal years 2006, 2007, 2008, 2010, and the nine months ended October 31, 2010, respectively.

General Description of Securities
We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, one or more of the following categories of our securities:

·	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

·	shares of our preferred stock, par value $0.001 per share, in one or more series;

·	shares of our common stock, par value $0.001 per share;

·	warrants to purchase our preferred stock or our common stock;

·	warrants to purchase our debt securities; or

·	any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Description of Debt Securities
This prospectus describes certain general terms and provisions of the debt securities we may offer pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement and in a supplement to the indenture, a board resolution, or an officers' certificate delivered pursuant to the indenture. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus secured or unsecured debt securities. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities.

The debt securities offered by this prospectus will be issued under an indenture between us and Wells Fargo Bank, National Association, as the “trustee”. We have filed a copy of the form of indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We have summarized select portions of the indenture below. The summary is not complete. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary below have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors resolution, an officers' certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

·	the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

·	the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the debt securities of the series will be issued;

·
any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

·	the date or dates on which the principal of the debt securities of the series is payable;

·
the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

·
the place or places where the principal of, and premium, if any, and interest, if any, on the debt securities of the series shall be payable and the method of such payment, if by wire transfer, mail or other means, and the place or places where the debt securities of the series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of the series and the indenture may be served;

·
if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at the our option;

·
the obligation, if any, by us to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currencies in which and the other terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

·
the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by us at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations;

·	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

·	the forms of the debt securities of the series and whether the debt securities will be issuable as global securities;

·
if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

·	the currency of denomination of the debt securities of the series, which may be dollars or any foreign currency;

·	the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the debt securities of the series will be made;

·
if payments of principal of or interest, if any, on the debt securities of the series are to be made in one or more currencies or currency units other than that or those in which such debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

·
the manner in which the amounts of payment of principal of or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

·	any provisions, if any, relating to any security provided for the debt securities of the series;

·
any addition to, change in or deletion from the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

·	any addition to or change in the covenants described in this prospectus or in the indenture;

·	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities of such series if other than those appointed in the indenture;

·
the provisions, if any, relating to conversion of any debt securities of the series, including if applicable, the conversion price, the conversion period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if the series of debt securities are redeemed;

·	whether the debt securities of the series will be senior debt securities or subordinated debt securities and, if applicable, the subordination terms thereof; and

·	any other terms of the debt securities of the series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to the series). (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

 Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee's designated office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (we shall refer to these persons as participants) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described in this prospectus, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.14.6)

We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. (Section 2.14.5) We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Securities Exchange Act, and a successor Depositary registered as a clearing agency under the Securities Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, nothing contained in the indenture or in the debt securities shall prevent us from engaging in any consolidation or merger with or into any other person or persons (whether or not affiliated with us), or successive consolidations or mergers in which either we will be the continuing entity or we or our successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of our property, to any other person (whether or not affiliated with us); provided, however, that the following conditions are met:

·
we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

·
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would be an event of default, shall have occurred and be continuing under the indenture; and

·	certain other conditions are met. (Section 5.1)

Events of Default

Unless we provide otherwise in the applicable prospectus supplement, “event of default” means with respect to any series of debt securities, any of the following:

·
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

·	default in the payment of principal of or premium on any debt security of that series when due and payable;

·	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

·
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in this section and other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

·	certain events of our bankruptcy, insolvency or reorganization; and

·	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus. (Section 6.1)

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will automatically become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after the principal amount of and premium, if any, and interest on the debt securities shall have been so declared and payable, but before any judgment or decree for the payment of the monies due has been obtained or entered, the holders of a majority in aggregate principal amount of the debt securities then outstanding on behalf of the holders of all of the debt securities then outstanding may waive all events of default or events which, after notice or lapse of time, or both, would be events of default, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity or security reasonably satisfactory to it against any loss, liability or expense. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

·	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

·
the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 90 days. (Section 6.7)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

·	reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

·	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

·
reduce the principal or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

·	reduce the principal amount of discount securities payable upon acceleration of maturity;

·
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

·	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

·
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities, the right of the holders to institute suit for the enforcement of the payment, the right of holders to waive past defaults or amendments to the limitations described in this bullet point; or

·	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in Sections 4.2 through 4.5 (SEC Reports; Compliance Certificate; Stay, Extension and Usury Laws; Corporate Existence) and Section 5.1 (Company May Consolidate on Certain Terms) of the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture.

The conditions include:

·
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

·
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

·
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

·
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

 Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. (Section 10.10)

Description of Preferred Stock
We have authority to issue 10,000,000 shares of preferred stock. 5,000,000 of these shares are designated series A convertible preferred stock. 1,500,000 of these shares are designated series B junior participating preferred stock and reserved for issuance pursuant to our Rights Agreement dated as of January 16, 2001, as amended, between Wells Fargo Shareowner Services, as Rights Agent, and us. As of December 1, 2010, none of our series A convertible preferred stock or series B junior participating preferred stock was issued and outstanding.

Series A Preferred Stock

In September 2000, we issued 2,711,861 shares of our series A convertible preferred stock for $30.00 per share to America Online Inc. in exchange for $81.4 million in cash, before issuance costs of $2.4 million. On April 30, 2003, we repurchased 1.6 million shares of the series A convertible preferred stock from America Online and on September 13, 2002, America Online converted the remaining 1,111,861 outstanding shares of series A convertible preferred stock into 1,111,861 shares of our common stock. As of December 1, 2010, there were no shares of series A convertible preferred stock outstanding.

Each share of series A convertible preferred stock was initially convertible into one share of common stock, subject to adjustment for stock splits, dividends, combinations, reclassifications or similar transactions, as provided in our certificate of incorporation. The series A convertible preferred stock was convertible upon the holder's option or was mandatorily convertible if the price of our common stock exceeded $30.00 per share for 18 trading days in any 20 consecutive trading day period. Upon our liquidation, dissolution or winding up, the holders of the series A convertible preferred stock would have been entitled to receive, in preference to any holders of common stock or any other series of preferred stock, an amount per share in cash equal to the greater of:

·
the original purchase price of the series A convertible preferred stock of $30 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus the amount of all accrued and unpaid dividends; and

·
an amount equal to the amount the holders of the series A convertible preferred stock would have received upon liquidation, dissolution or winding up had such holders converted their shares of series A convertible preferred stock.

Except as otherwise requested by law, the series A convertible preferred stock was entitled to vote together with the shares of the common stock and not as a separate class, at any annual or special meeting of stockholders upon the following basis: each holder of shares of series A convertible preferred stock was entitled to such number of votes as was equal to the whole number of shares of common stock into which such holder's shares of series A convertible preferred stock were convertible immediately after the close of business on the record date fixed for such meeting. The vote of the holders of at least a majority of the outstanding shares of series A convertible preferred stock, voting separately as a class, was necessary to effect: amendments or alterations of our charter, if such amendments or alterations adversely affected the series A convertible preferred stock in a discriminatory manner; any adverse alteration or change in the voting powers, preferences, dividend rights, or other special rights or privileges, qualifications, limitations or restrictions of the series A convertible preferred stock; any increase or decrease in the number of authorized or issued shares of our series A convertible preferred stock; any authorization or creation of any new class or series of stock or any other securities convertible into our equity securities ranking on a parity with or senior to the series A convertible preferred stock; any redemption, repurchase, payment of dividends or other distributions with respect to common stock or other series of preferred stock, unless the series A convertible preferred stock was permitted to participate in the redemption; and certain asset transfers, acquisitions, mergers or consolidations or combinations with or into any other corporation.

Series B Junior Participating Preferred Stock

In connection with the adoption of our stockholder rights plan, our board of directors has designated 1,500,000 shares of preferred stock as series B junior participating preferred stock. Each share of series B junior participating preferred stock purchasable upon exercise of the rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per share of common stock. In the event of our liquidation, dissolution or winding up, the holders of the series B junior participating preferred stock will be entitled to a minimum preferential liquidation payment of $100 per share, plus any accrued but unpaid dividends, but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of series B preferred stock will have 100 votes and will vote together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock is exchanged, each share of series B junior participating preferred stock will be entitled to receive 100 times the amount received per share of common stock. Shares of series B preferred stock will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the dividend, liquidation and voting rights of the series B preferred stock, the value of one  1/100th of a share of series B preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.

Undesignated Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate and will apply to the preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of preferred stock may specify different or additional terms. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of the preferred stock.

Under our certificate of incorporation, our board of directors is authorized without further stockholder action to provide for the issuance of up to the remaining authorized but unissued shares of our preferred stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors. As used in this prospectus, the term “board of directors” includes any duly authorized committee thereof. The issuance of the preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless we provide otherwise in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

·	the designation and stated value per share of such preferred stock and the number of shares offered;

·	the amount of liquidation preference per share;

·	the initial public offering price at which such preferred stock will be issued;

·	the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

·	any redemption or sinking fund provisions;

·	any conversion or exchange rights; and

·	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Dividend Rights

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our funds legally available therefor, cash dividends on such dates and at such rates as set forth in, or as are determined by the method described in, the prospectus supplement relating to such series of the preferred stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates, fixed by our board of directors, as specified in the prospectus supplement relating to such series of preferred stock.

Such dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and we will have no obligation to pay any dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of such series.

Bank credit agreements that we may enter into from time to time and debt securities that we may issue from time to time may restrict our ability to declare or pay dividends on our capital stock.

Unless otherwise specified in the applicable prospectus supplement, so long as the shares of any series of the preferred stock are outstanding, unless:

·
full dividends (including if such preferred stock is cumulative, dividends for prior dividend periods) have been declared and paid in full or declared and consideration sufficient for payment set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock, other than junior stock, as defined below, and

·
we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous funds for, any shares of preferred stock of such series or any shares of any of our other preferred stock of any class or series, other than junior stock, as defined below, we may not declare any dividends on any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to such series of preferred stock (we refer to this common stock and any such other stock as junior stock), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect of any shares of junior stock, whether in cash or property or in obligations of our stock, other than in junior stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than junior stock.

Liquidation Preferences

Unless otherwise specified in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of common stock or any other shares of our stock ranking junior as to such distribution to such series of the preferred stock, but after any required distributions to holders of any shares of our stock ranking senior as to such distribution to such series of preferred stock, the amount set forth in the prospectus supplement relating to such series of the preferred stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up and after required distribution of our assets to holders of any shares of our stock ranking senior as to such distribution to the preferred stock of a particular series, the amounts payable with respect to the preferred stock of such series and any other shares of our preferred stock, including any other series of the preferred stock, ranking as to any such distribution on a parity with such series of the preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares of our preferred stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, unless we provide otherwise in the applicable prospectus supplement, the holders of each such series of the preferred stock will be entitled to no further participation in any distribution of our assets.

Redemption

A series of the preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of our preferred stock.

In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata, subject to rounding to avoid fractional shares, as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date, unless default is made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any, dividends will cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders thereof, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, will cease.

Unless otherwise specified in the applicable prospectus supplement, so long as any dividends on shares of any series of the preferred stock or any other series of our preferred stock ranking on a parity as to dividends and distribution of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed, whether by mandatory or optional redemption, unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Conversion and Exchange Rights

The terms, if any, on which shares of the preferred stock of any series may be exchanged for or converted into shares of common stock, another series of the preferred stock or any other security will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, the shares of another series of the preferred stock or the amount of any other securities to be received by the holders of the preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

Voting Rights

Except as indicated in a prospectus supplement relating to a particular series of the preferred stock, or except as required by applicable law, the holders of the preferred stock will not be entitled to vote for any purpose.

 Description of Common Stock

We have authority to issue 275,000,000 shares of common stock. As of November 30, 2010, 117,061,199 shares of our common stock were outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. Bank credit agreements that we may enter into from time to time and debt securities that we may issue from time to time may restrict our ability to declare or pay dividends on our common stock. We expect to continue our current policy of paying no cash dividends to holders of our common stock for the foreseeable future. Upon our liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis our remaining assets available for distribution. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to shares of our common stock. All outstanding shares of common stock are, and all shares being offered by this prospectus will be, fully paid and not liable to further calls or assessment by us.

Pursuant to our rights agreement, each share of our common stock currently trades with a right to purchase, under certain circumstances,  1/100th of a share of our series B junior participating preferred stock. For a description of these rights, see “Certain Anti-Takeover, Limited Liability and Indemnification Provisions-Stockholder Rights Plan” below.

Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock.

Description of Warrants
Outstanding Warrants

As of December 1, 2010, there are no warrants outstanding.

We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase preferred stock or common stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

·	the title of the debt warrants;

·	the aggregate number of the debt warrants;

·	the price or prices at which the debt warrants will be issued;

·
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

·	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

·	the principal amount of debt securities purchasable upon exercise of each debt warrant;

·	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

·	the maximum or minimum number of debt warrants which may be exercised at any time;

·	a discussion of any material federal income tax considerations; and

·	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

·	the title of the equity warrants;

·	the securities (i.e., preferred stock or common stock) for which the equity warrants are exercisable;

·	the price or prices at which the equity warrants will be issued;

·
if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock; and

·	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to the transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Certain Provisions of Delaware Law and of the Company's Certificate of Incorporation and Bylaws

The following paragraphs summarize certain provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and to the Company's Certificate of Incorporation and Bylaws, copies of which are on file with the Commission as exhibits to a registration statement previously filed by the Company.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and employees, owns or, within three years prior, did own 15% or more of the corporation's voting stock.

Stockholder Action; Special Meetings of Stockholders

Our certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may only be called only by a majority of the total number of authorized directors, the chairman of the board of directors, our chief executive officer or the holders of 50% of our common stock.

Our Board of Directors

Our certificate of incorporation and bylaws also provide that directors may be removed only for cause by a vote of a majority of the stockholders and that vacancies on the board of directors created either by resignation, death, disqualification, removal or by an increase in the size of the board of directors may be filled by a majority of the directors in office, although less than a quorum. Our certificate of incorporation also provides for a classified board of directors and specifies that the authorized number of directors may be changed only by resolution of the board of directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management.

Stockholder Rights Plan

Our board of directors has adopted a stockholder rights plan pursuant to a rights agreement dated as of January 16, 2001, as amended, between us and Wells Fargo Shareowner Services. One right currently trades with each share of our common stock. The stockholder rights plan provides for the distribution of one right on each share of common stock upon any person becoming an “acquiring person” as described below. Each right entitles the holder to buy  1/100th of a share of our series B junior participating preferred stock at an exercise price of $60. Subject to limited exceptions, the rights will become exercisable following the tenth day after a person or group announces the acquisition of 15% or more of our common stock (or 17% in the case of Black Rock, Inc. and its affiliates and associates, subject to certain additional qualifications and limitations) and thereby becomes an “acquiring person,” or announces commencement of a tender offer or exchange offer, the consummation of which would result in the ownership by the person or group of 15% or more of our common stock(or 17% in the case of Black Rock, Inc. and its affiliates and associates, subject to certain additional qualifications and limitations). The rights are not exercisable as of December 1, 2010. We will be entitled to redeem the rights at $0.01 per right at any time prior to the time that a person or group becomes an acquiring person.

The operation of the stockholder rights plan could make it more difficult for us to be acquired by another company, even if our acquisition is in the best interests of our stockholders. The rights will cause substantial dilution to a person or group that acquires 15% or more of our common stock on terms not approved by our board of directors.

The rights will expire in January 2011 unless earlier redeemed, exchanged or terminated. Wells Fargo Shareowner Services is the rights agent.

Plan of Distribution
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

·	a fixed price or prices, which may be changed;

·	market prices prevailing at the time of sale;

·	prices related to the prevailing market prices;

·	varying prices determined at the time of sale; or

·	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

Validity of the Securities
Certain legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, San Francisco, California. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

A partner of Latham & Watkins LLP holds shares of our common stock that in the aggregate represent less than 1% of our outstanding shares of common stock.

Experts
The consolidated financial statements of TiVo Inc. as of January 31, 2010 and 2009, and for each of the years in the three-year period ended January 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of January 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

 Where You Can Find More Information
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

·
Annual Report on Form 10-K for the fiscal year ended January 31, 2010, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2010 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 28, 2010;

·	Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2010, July 31, 2010 and October 31, 2010;

·
Current Reports on Form 8-K filed on March 5, 2010, March 8, 2010 (Item 8.01 only), March 29, 2010, May 4, 2010, May 18, 2010, May 25, 2010 (Item 8.01 only), June 21, 2010, August 5, 2010, August 25, 2010 (Item 8.01 only), September 24, 2010, and October 7, 2010; and

·	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 25, 1999.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the initial filing date of the registration statement of which this prospectus forms a part and the termination of the offering.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to particular offered securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to TiVo Inc., Attention: Investor Relations, 2160 Gold

Street, PO Box 2160, Alviso, CA 95002 (telephone (408) 519-9100). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Registration Fee	$	^
*Rating Agency Fees		$75,000.00
*Legal Fees and Expenses		$275,000.00
*Accounting Fees and Expenses		$150,000.00
*Printing Expenses		$60,000.00
*Blue Sky Fees		$20,000.00
*Trustee/Issuing & Paying Agent Fees and Expenses		$20,000.00
*Transfer Agent Fees & Expenses		$5,000.00
*Miscellaneous		$10,000.00

*Total		$615,000.00

^	Deferred in accordance with Rule 456(b) and 457(r).
*	Estimated.

Item 15.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify these persons for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Amended & Restated Certificate of Incorporation and Amended & Restated Bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. We have also entered into agreements with our directors and substantially all of our executive officers that will require us, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors and officers to the fullest extent not prohibited by law. In addition, we carry director and officer liability insurance.

Item 16.    Exhibits.

1.1	*	Form of Underwriting Agreement.

3.1
Amended and Restated Certificate of Incorporation of TiVo Inc., filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2007 and incorporated herein by reference.

3.2		Amended and Restated Bylaws of TiVo Inc., filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 1, 2007 and incorporated herein by reference.
3.3		Amendment No. 1 to Amended and Restated Bylaws of TiVo Inc., filed as Exhibit 3.1 of the Company's Current Report on Form 8-K filed on March 29, 2010 and incorporated herein by reference.

4.1		Form of Indenture.

4.2	*	Form of Debt Securities.

4.3	*	Form of Warrant Agreement, if any, including form of Warrant.

4.4		Form of Common Stock Certificate, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1, File No. 333-83515 and incorporated herein by reference.

4.5	*	Form of Preferred Stock Certificate.

4.6
Certificate of Designations of TiVo Inc., establishing the terms of the Company's series B junior participating preferred stock, filed as Exhibit 4.1 to the Company's Amendment No. 1 to Current Report on Form 8-K/A filed on January 19, 2001, and incorporated herein by reference.

4.7
Certificate of Correction filed to correct a certain error in the Certificate of Designations of TiVo Inc., filed as Exhibit 4.2 to the Company's Amendment No. 1 to Current Report on Form 8-K/A filed on January 19, 2001, and incorporated herein by reference.

4.8
Rights Agreement, dated as of January 16, 2001, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K/A filed on January 19, 2001, and incorporated herein by reference.

4.9
First Amendment to Rights Agreement, dated as of February 20, 2001, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 10 to the Company's Current Report on Form 8-K filed on February 28, 2001, and incorporated herein by reference.

4.10
Second Amendment to Rights Agreement, dated as of April 12, 2006, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2006 filed on April 14, 2006, and incorporated herein by reference.

4.11
Third Amendment to Rights Agreement, dated as of January 26, 2010, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 4.4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2010 filed on March 31, 2010, and incorporated herein by reference.

4.12
Fourth Amendment to Rights Agreement, dated as of March 23, 2010, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 4.5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2010 filed on March 31, 2010, and incorporated herein by reference.

5.1		Opinion of Latham & Watkins LLP.

12.1		Statement regarding Computation of Ratios.

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1		Powers of Attorney (included in signature page hereto).

25.1		Statement of Eligibility of trustee on Form T-1.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17.    Undertakings.
 `
The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(i)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alviso, State of California, on the 7th day of December, 2010.

TIVO INC.

By:	/s/ Thomas Rogers
Thomas Rogers Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below does hereby constitute and appoint Thomas Rogers, Anna Brunelle and Matthew P. Zinn, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Thomas Rogers
Thomas Rogers	Chief Executive Officer, President and Director (Principal Executive Officer)	December 7, 2010
/s/Anna Brunelle
Anna Brunelle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 7, 2010
/s/ Peter D. Aquino
Peter D. Aquino	Director	December 7, 2010
/s/ William Cella
William Cella	Director	December 7, 2010
/s/ Jeffrey T. Hinson
Jeffrey T. Hinson	Director	December 7, 2010
/s/ Randy Komisar
Randy Komisar	Director	December 7, 2010

/s/ J. Heidi Roizen
J. Heidi Roizen	Director	December 7, 2010
/s/ Joseph Uva
Joseph Uva	Director	December 7, 2010
/s/ Thomas Wolzien
Thomas Wolzien	Director	December 7, 2010

EXHIBIT INDEX

1.1	*	Form of Underwriting Agreement.

3.1
Amended and Restated Certificate of Incorporation of TiVo Inc., filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2007 and incorporated herein by reference.

3.2		Amended and Restated Bylaws of TiVo Inc., filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 1, 2007 and incorporated herein by reference.
3.3		Amendment No. 1 to Amended and Restated Bylaws of TiVo Inc., filed as Exhibit 3.1 of the Company's Current Report on Form 8-K filed on March 29, 2010 and incorporated herein by reference.

4.1		Form of Indenture.

4.2	*	Form of Debt Securities.

4.3	*	Form of Warrant Agreement, if any, including form of Warrant.

4.4		Form of Common Stock Certificate, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1, File No. 333-83515 and incorporated herein by reference.

4.5	*	Form of Preferred Stock Certificate.

4.6
Certificate of Designations of TiVo Inc., establishing the terms of the Company's series B junior participating preferred stock, filed as Exhibit 4.1 to the Company's Amendment No. 1 to Current Report on Form 8-K/A filed on January 19, 2001, and incorporated herein by reference.

4.7
Certificate of Correction filed to correct a certain error in the Certificate of Designations of TiVo Inc., filed as Exhibit 4.2 to the Company's Amendment No. 1 to Current Report on Form 8-K/A filed on January 19, 2001, and incorporated herein by reference.

4.8
Rights Agreement, dated as of January 16, 2001, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K/A filed on January 19, 2001, and incorporated herein by reference.

4.9
First Amendment to Rights Agreement, dated as of February 20, 2001, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 10 to the Company's Current Report on Form 8-K filed on February 28, 2001, and incorporated herein by reference.

4.10
Second Amendment to Rights Agreement, dated as of April 12, 2006, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2006 filed on April 14, 2006, and incorporated herein by reference.

4.11
Third Amendment to Rights Agreement, dated as of January 26, 2010, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 4.4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2010 filed on March 31, 2010, and incorporated herein by reference.

4.12
Fourth Amendment to Rights Agreement, dated as of March 23, 2010, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 4.5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2010 filed on March 31, 2010, and incorporated herein by reference.

5.1		Opinion of Latham & Watkins LLP.

12.1		Statement regarding Computation of Ratios.

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1		Powers of Attorney (included in signature page hereto).

25.1		Statement of Eligibility of trustee on Form T-1.

||

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.